Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

PolyOne Announces Second Quarter 2011 Results

•	Revenues increase 11% versus second quarter 2010

•	Earnings per share of $0.30; EPS as adjusted* $0.31

•	Adjusted earnings per share expand 41% over second quarter 2010

•	All platforms deliver double-digit revenue growth and operating income expansion

CLEVELAND – August 3, 2011 – PolyOne Corporation (NYSE: POL) today reported revenues of $768.8 million for the second quarter of 2011, an 11% increase compared to revenues of $692.9 million in the second quarter of 2010.

Diluted earnings per share totaled $0.30 in the second quarter of 2011, compared to $0.50 per diluted share in the second quarter of 2010. For the second quarter of 2011, adjusted earnings per share increased 41% to $0.31 from $0.22 recorded in the second quarter of 2010.

“I am pleased with our second quarter results, as we are reporting the highest level of quarterly revenue and adjusted earnings per share in PolyOne history,” said Stephen D. Newlin, chairman, president and chief executive officer. “The underlying earnings growth potential of our business is becoming increasingly evident as this marks the seventh consecutive quarter of increased year-over-year adjusted profits.”

Newlin added, “During the quarter, we continued to reposition our revenue mix within each platform toward higher value products, and we invested for future growth. We have the right people, culture and discipline to execute our strategy and continue delivering year-over-year double-digit earnings expansion.”

*	Adjusted to exclude special items, tax adjustments and equity income from now divested OxyVinyls and SunBelt joint ventures. See Attachment 1.

Adjusted earnings per share and operating margins continued to reach new records during the second quarter of 2011 as shown below:

“During the second quarter of 2011 we generated free cash flow of $19 million, paid our first quarterly dividend since 2002 and repurchased one million shares of PolyOne common stock in the open market,” added Robert M. Patterson, executive vice president and chief financial officer. “While our primary expected future uses of cash remain supporting our operating needs and funding acquisitions, we expect to continue rewarding shareholders with both dividends and share repurchases.”

To facilitate a comparison of current period results with prior year amounts, net income and earnings per share have been adjusted to exclude special items, tax adjustments and equity income from now divested OxyVinyls and SunBelt joint ventures. The chart below identifies the adjustments related to the second quarter of 2011 and 2010, respectively.

In millions (except per share amounts)

	Q2 2011	EPS	Q2 2010	EPS
Net Income	$28.5	$0.30	$48.1	$0.50

SunBelt equity income, after tax	—	—	(4.5)	(0.05)
Special items, after tax	0.9	0.01	(9.0)	(0.09)
Tax adjustments	0.4	—	(13.1)	(0.14)

Adjusted net income / EPS	$29.8	0.31	$21.5	0.22

Special items for the second quarter of 2011 primarily related to environmental remediation costs, while second quarter 2010 special items of $14.4 million ($9.0 million after tax) include a favorable insurance recovery and legal settlements. Tax adjustments in the second quarter of 2010 principally related to deferred tax asset valuation allowance reductions.

# # #

*	Adjusted to exclude special items, tax adjustments and equity income from now divested OxyVinyls and SunBelt joint ventures. See Attachment 1.
**	Trailing twelve months ending June 30, 2011

Second Quarter 2011 Conference Call

PolyOne will host a conference call at 9 a.m. Eastern Time on Wednesday, August 3, 2011. The conference dial-in number is 866-543-6403 (domestic) or 617-213-8896 (international), pass code 51522918, conference topic: Second Quarter 2011 PolyOne Earnings Conference Call. The replay will be available for two weeks, beginning at 12:00 p.m. ET, August 3, 2011 on the Company’s Web site at www.polyone.com/investor or by phone at 888-286-8010 (domestic) or 617-801-6888 (international). The pass code for the replay is 83585998.

About PolyOne

PolyOne Corporation, with 2010 revenues of $2.6 billion, is a premier provider of specialized polymer materials, services and solutions. Headquartered outside Cleveland, Ohio USA, PolyOne has operations around the world. For additional information on PolyOne, visit our Web site at www.polyone.com.

To access PolyOne’s news library online, please visit www.polyone.com/news

Investor Relations Contact:

Joseph P. Kelley

Vice President Planning & Investor Relations

PolyOne Corporation

+1 440-930-3502

joseph.kelley@polyone.com

Media Contact:

Kyle Rose Director, Corporate Communications

PolyOne Corporation

+1 440-930-3162

kyle.rose@polyone.com

Forward-looking Statements

In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. They are based on management’s expectations that involve a number of business risks and uncertainties, any of which could cause actual results to differ materially from those expressed in or implied by the forward-looking statements. They use words such as “will,” “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with any discussion of future operating or financial condition, performance and/or sales. Factors that could cause actual results to differ materially from those implied by these forward-looking statements include, but are not limited to: disruptions, uncertainty or volatility in the credit markets that could adversely impact the availability of credit already arranged and the availability and cost of credit in the future; the financial condition of our customers, including the ability of customers (especially those that may be highly leveraged and those with inadequate liquidity) to maintain their credit availability; the speed and extent of an economic recovery, including the recovery of the housing and chlor-alkali markets; our ability to achieve new business gains; the effect on foreign operations of currency fluctuations, tariffs, and other political, economic and regulatory risks; changes in polymer consumption growth rates where we conduct business; changes in global industry capacity or in the rate at which anticipated changes in industry capacity come online; fluctuations in raw material prices, quality and supply and in energy prices and supply; production outages or material costs associated with scheduled or unscheduled maintenance programs; unanticipated developments that could occur with respect to contingencies such as litigation and environmental matters; an inability to achieve or delays in achieving or achievement of less than the anticipated financial benefit from initiatives related to working capital reductions, cost reductions, employee productivity goals and our new global organization structure; an inability to raise or sustain prices for products or services; an inability to maintain appropriate relations with unions and employees; the inability to achieve expected results from our acquisition activities; our ability to continue to pay cash dividends; the amount and timing of repurchases of our common shares, if any; and other factors affecting our business beyond our control, including, without limitation, changes in the general economy, changes in interest rates and changes in the rate of inflation. The above list of factors is not exhaustive.

We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any further disclosures we make on related subjects in our reports on Form 10-Q, 8-K and 10-K that we provide to the Securities and Exchange Commission.

Attachment 1

Supplemental Information

Summary of Consolidated Operating Results (Unaudited)

Second Quarter 2011

(In millions, except per share data)

Operating results:

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	Adjusted 2010	2011	Adjusted 2010
Sales	$768.8	$692.9	$1,487.3	$1,323.3
Operating income	50.5	63.9	230.3	97.6
Net income	28.5	48.1	138.7	69.1
Basic earnings per share	$0.31	$0.52	$1.48	$0.75
Diluted earnings per share	$0.30	$0.50	$1.45	$0.72
Total basic per share impact of special items (Attachment 2)	$(0.01)	$0.10	$0.84	$0.10
Total diluted per share impact of special items (Attachment 2)	$(0.01)	$0.09	$0.82	$0.10

Senior management uses comparisons of net income and diluted earnings per share (EPS) before adjustments to assess performance and facilitate comparability of results with prior periods. Below is a reconciliation of these non-GAAP financial measures to their most directly comparable measure calculated and presented in accordance with GAAP.

Reconciliation to Consolidated Statements of Operations

	Three Months Ended June 30, 2011		Adjusted Three Months Ended June 30, 2010
	$	EPS	$	EPS
Net income	$28.5	$0.30	$48.1	$0.50
SunBelt equity income, after tax	—	—	(4.5)	(0.05)
Special items, after tax (Attachment 2)	0.9	0.01	(9.0)	(0.09)
Tax adjustments (a)	0.4	—	(13.1)	(0.14)

Adjusted net income / EPS	$29.8	$0.31	$21.5	$0.22

Reconciliation to Consolidated Statements of Operations

	Six Months Ended June 30, 2011		Adjusted Six Months Ended June 30, 2010
	$	EPS	$	EPS
Net income	$138.7	$1.45	$69.1	$0.72
SunBelt equity income, after tax	(3.7)	(0.04)	(5.0)	(0.05)
Special items, after-tax (Attachment 2)	(78.9)	(0.83)	(9.3)	(0.10)
Tax adjustments (a)	(1.1)	(0.01)	(16.6)	(0.17)

Adjusted net income / EPS	$55.0	$0.57	$38.2	$0.40

(a)	Tax adjustments include the net tax loss (benefit) from one-time foreign and domestic income tax items and deferred income tax valuation allowance adjustments on deferred tax assets.

Attachment 2

PolyOne Corporation and Subsidiaries

Consolidated Statements of Operations (Unaudited)

(In millions, except per share data)

Special items (1):

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010

Cost of sales
Employee separation and plant phaseout costs	$(0.3)	$(0.3)	$(0.5)	$(0.2)
Insurance reimbursements	—	15.9	1.9	19.1
Environmental remediation costs	(1.6)	(3.2)	(3.1)	(6.3)
Acquisition related costs	—	—	(0.1)	—

Impact on cost of sales	(1.9)	12.4	(1.8)	12.6

Selling and administrative
Employee separation and plant phaseout costs	(0.1)	(0.3)	(0.2)	(0.3)
Legal	—	2.4	—	2.2
Acquisition related costs	(0.7)	—	(1.7)	—

Impact on selling and administrative	(0.8)	2.1	(1.9)	1.9

Gain on sale of investment in SunBelt	—	—	128.2	—

Impact on operating income	(2.7)	14.5	124.5	14.5

Other income (expense), net
Gain on sale of investment in O’Sullivan	—	—	0.5	0.4
Royalty income	1.3	—	1.3	—

Impact on other income	1.3	—	1.8	0.4

Impact on income before income taxes	(1.4)	14.5	126.3	14.9

Income tax benefit (expense) on special items	0.5	(5.5)	(47.4)	(5.6)

Impact of special items on net income	$(0.9)	$9.0	$78.9	$9.3

Basic impact per common share	$(0.01)	$0.10	$0.84	$0.10
Diluted impact per common share	$(0.01)	$0.09	$0.82	$0.10

Weighted average shares used to compute earnings per share:
Basic	93.1	92.8	93.5	92.7
Diluted	95.5	96.3	95.8	95.6

(1)	Special items is a non-GAAP financial measure. Special items include charges related to specific strategic initiatives or financial restructurings such as: consolidation of operations; debt extinguishment costs; employee separation costs resulting from personnel reduction programs, plant phaseout costs, executive separation agreements; asset impairments; mark-to-market adjustments associated with actuarial gains and losses on pension and other postretirement benefit plans; environmental remediation costs, fines or penalties for facilities no longer owned or closed in prior years; gains and losses on the divestiture of operating businesses, joint ventures and equity investments; gains and losses on facility or property sales or disposals; results of litigation, fines or penalties, where such litigation (or action relating to the fines or penalties) arose prior to the commencement of the performance period; one-time, non-recurring items; and the effect of changes in tax law, accounting principles or other such laws or provisions affecting reported results or the effect of adverse determinations by regulatory agencies relating to accounting principles or treatment.

Attachment 3

PolyOne Corporation and Subsidiaries

Consolidated Statements of Operations (Unaudited)

(In millions, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	Adjusted 2010	2011	Adjusted 2010
Sales	$768.8	$692.9	$1,487.3	$1,323.3

Cost of sales	639.6	566.1	1,235.4	1,092.8

Gross margin	129.2	126.8	251.9	230.5
Selling and administrative	78.7	70.7	155.5	142.2
Income related to equity affiliates	—	7.8	133.9	9.3

Operating income	50.5	63.9	230.3	97.6
Interest expense, net	(8.4)	(7.7)	(16.9)	(15.7)
Other income (expense), net	1.6	(1.2)	1.4	(1.9)

Income before income taxes	43.7	55.0	214.8	80.0
Income tax expense	(15.2)	(6.9)	(76.1)	(10.9)

Net income	$28.5	$48.1	$138.7	$69.1

Earnings per common share:
Basic earnings	$0.31	$0.52	$1.48	$0.75
Diluted earnings	$0.30	$0.50	$1.45	$0.72

Cash dividends declared per common share	$0.04	$—	$0.08	$—

Weighted-average shares used to compute earnings per share:
Basic	93.1	92.8	93.5	92.7
Diluted	95.5	96.3	95.8	95.6

Equity affiliates earnings recorded by PolyOne:
SunBelt	$—	$$7.1	$133.9	$7.9
Other equity affiliates	—	0.7	—	1.4

Income related to equity affiliates	$—	$7.8	$133.9	$9.3

Attachment 4

PolyOne Corporation and Subsidiaries

Condensed Consolidated Balance Sheets

(In millions)

	(Unaudited)	Adjusted
	June 30,	December 31,
	2011	2010
Assets
Current assets:
Cash and cash equivalents	$416.8	$378.1
Accounts receivable, net	397.1	294.5
Inventories	255.5	211.3
Other current assets	41.7	55.1

Total current assets	1,111.1	939.0
Property, net	379.4	374.4
Investment in equity affiliates	—	2.7
Goodwill	171.7	164.1
Other intangible assets, net	69.0	67.8
Deferred income tax assets	47.6	59.7
Other non-current assets	85.9	64.2

Total assets	$1,864.7	$1,671.9

Liabilities and Shareholders’ Equity
Current liabilities:
Current portion of long-term debt	$22.9	$20.0
Accounts payable	365.2	269.0
Accrued expenses	161.2	145.8

Total current liabilities	549.3	434.8
Long-term debt	410.0	432.9
Post-retirement benefits other than pensions	19.1	19.4
Pension benefits	146.3	154.5
Other non-current liabilities	110.4	114.3
Shareholders’ equity	629.6	516.0

Total liabilities and shareholders’ equity	$1,864.7	$1,671.9

Attachment 5

PolyOne Corporation and Subsidiaries

Consolidated Statements of Cash Flows (Unaudited)

(In millions)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	Adjusted 2010	2011	Adjusted 2010
Operating Activities
Net income	$28.5	$48.1	$138.7	$69.1
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Depreciation and amortization	14.3	13.8	28.4	27.8
Deferred income tax provision	10.1	1.9	36.8	1.9
Provision for doubtful accounts	0.3	1.2	1.2	2.4
Stock compensation expense	1.4	1.2	2.6	2.1
Companies carried at equity:
Income related to equity affiliates	—	(7.8)	(133.9)	(9.3)
Dividends and distributions received	6.0	0.9	6.0	1.5
Change in assets and liabilities, net of acquisition:
Increase in accounts receivable	(12.9)	(28.9)	(91.0)	(100.2)
Increase in inventories	(16.3)	(24.7)	(33.7)	(49.0)
Increase in accounts payable	21.8	25.1	88.6	100.3
Decrease in pensions and other post-retirement benefits	(12.6)	(10.6)	(18.5)	(16.1)
(Decrease) increase in accrued expenses and other	(10.1)	18.2	(34.1)	10.7

Net cash provided (used) by operating activities	30.5	38.4	(8.9)	41.2

Investing Activities
Capital expenditures	(12.8)	(6.6)	(20.5)	(10.9)
Business acquisitions and related deposits, net of cash acquired	(1.8)	—	(21.8)	—
Proceeds from sale of equity affiliate and other assets	3.0	—	135.8	7.8

Net cash (used) provided by investing activities	(11.6)	(6.6)	93.5	(3.1)

Financing Activities
Change in short-term debt	—	(0.2)	—	—
Repayment of long-term debt	—	—	(20.0)	(20.0)
Purchase of common stock for treasury	(14.4)	—	(28.0)	—
Exercise of stock awards	2.8	0.9	3.9	1.6
Cash dividends paid	(3.8)	—	(3.8)	—

Net cash (used) provided by financing activities	(15.4)	0.7	(47.9)	(18.4)

Effect of exchange rate changes on cash	0.9	(0.9)	2.0	(1.3)

Increase in cash and cash equivalents	4.4	31.6	38.7	18.4
Cash and cash equivalents at beginning of period	412.4	209.5	378.1	222.7

Cash and cash equivalents at end of period	$416.8	$241.1	$416.8	$241.1

Attachment 6

Business Segment and Platform Operations (Unaudited)

(In millions)

Operating income at the segment level does not include: special items as defined on Attachment 2; corporate general and administration costs that are not allocated to segments; intersegment sales and profit eliminations; share-based compensation costs; and certain other items that are not included in the measure of segment profit and loss that is reported to and reviewed by the chief operating decision maker. These costs are included in Corporate and eliminations.

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2011	Adjusted 2010	2011	Adjusted 2010
Sales:
Global Specialty Engineered Materials	$147.5	$127.5	$299.4	$253.8
Global Color, Additives and Inks	146.2	137.1	286.6	268.0

Specialty Platform	293.7	264.6	586.0	521.8
Performance Products and Solutions	241.4	218.5	450.1	402.2
PolyOne Distribution	265.5	241.4	512.5	457.3
Corporate and eliminations	(31.8)	(31.6)	(61.3)	(58.0)

Sales	$768.8	$692.9	$1,487.3	$1,323.3

Gross margin:
Global Specialty Engineered Materials	$33.4	$30.4	$68.1	$60.6
Global Color, Additives and Inks	37.5	32.4	72.9	63.3

Specialty Platform	70.9	62.8	141.0	123.9
Performance Products and Solutions	34.0	30.5	61.2	55.3
PolyOne Distribution	27.5	22.9	53.7	43.4
Corporate and eliminations	(3.2)	10.6	(4.0)	7.9

Gross margin	$129.2	$126.8	$251.9	$230.5

Selling and administrative:
Global Specialty Engineered Materials	$(20.7)	$(18.3)	$(41.4)	$(36.4)
Global Color, Additives and Inks	(24.9)	(21.5)	(49.1)	(44.2)

Specialty Platform	(45.6)	(39.8)	(90.5)	(80.6)
Performance Products and Solutions	(12.7)	(12.9)	(25.6)	(25.6)
PolyOne Distribution	(12.2)	(11.3)	(23.7)	(23.2)
SunBelt Joint Venture	—	(1.0)	(0.7)	(2.1)
Corporate and eliminations	(8.2)	(5.7)	(15.0)	(10.7)

Selling and administrative	$(78.7)	$(70.7)	$(155.5)	$(142.2)

Operating income:
Global Specialty Engineered Materials	$12.7	$12.1	$26.7	$24.2
Global Color, Additives and Inks	12.6	11.6	23.8	20.5

Specialty Platform	25.3	23.7	50.5	44.7
Performance Products and Solutions	21.3	17.6	35.6	29.7
PolyOne Distribution	15.3	11.6	30.0	20.2
SunBelt Joint Venture	—	6.1	5.0	5.8
Corporate and eliminations	(11.4)	4.9	109.2	(2.8)

Operating income	$50.5	$63.9	$230.3	$97.6

Specialty Platform consists of our two specialty businesses: Global Specialty Engineered Materials; and Global Color, Additives and Inks. We present Specialty Platform sales, gross margin, selling and administration, and operating income because management believes that this is useful information to investors in highlighting our collective progress in advancing our specialization strategy.

Attachment 7

Reconciliation of Non-GAAP Financial Measures (Unaudited)

(In millions, except per share data)

Senior management uses gross margin before special items and operating income before special items to assess performance and allocate resources because senior management believes that these measures are useful in understanding current profitability levels and that current levels may serve as a base for future performance. In addition, operating income before the effect of special items is a component of various PolyOne annual and long-term employee incentive plans and is used in debt covenant computations. Senior management uses free cash flow to assess our ability to service our debt. Below is a reconciliation of non-GAAP financial measures to the most directly comparable measures calculated and presented in accordance with GAAP. See Attachment 2 for a definition of special items.

Reconciliation to Consolidated Statements of Operations

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	Adjusted 2010	2011	Adjusted 2010
Sales	$768.8	$692.9	$1,487.3	$1,323.3

Gross margin before special items	$131.1	$114.4	$253.7	$217.9
Special items in gross margin (Attachment 2)	(1.9)	12.4	(1.8)	12.6

Gross margin	$129.2	$126.8	$251.9	$230.5

Gross margin adjusted as a percent of sales	17.1%	16.5%	17.1%	16.5%
Operating income before special items	$53.2	$49.4	$105.8	$83.1
Special items in operating income (Attachment 2)	(2.7)	14.5	124.5	14.5

Operating income	$50.5	$63.9	$230.3	$97.6

Calculation of adjusted EPS

	4Q09	1Q10	2Q10	3Q10	4Q10	1Q11

Net income	$50.8	$21.0	$48.1	$3.6	$89.9	$110.2

SunBelt equity income, after tax	(2.0)	(0.5)	(4.5)	(6.2)	(3.5)	(3.7)
Special items, after tax (1)	(15.7)	(0.3)	(9.0)	21.8	3.3	(79.8)
Tax adjustments	(22.3)	(3.5)	(13.1)	3.6	(75.3)	(1.5)

Adjusted net income	$10.8	$16.7	$21.5	$22.8	$14.4	$25.2

Diluted shares used to calculate EPS	94.4	95.3	96.3	96.3	97.4	96.4
Adjusted EPS	$0.11	$0.18	$0.22	$0.24	$0.15	$0.26

Calculation of operating income (loss) adjusted as a percent of sales

	2006	2007	2008	2009	2010	Q2 TTM	2Q11

Sales	$2,622.4	$2,642.7	$2,738.7	$2,060.7	$2,621.9	$2,785.9	$768.8

Operating income (loss)	$233.6	$80.0	$(291.4)	$137.1	$174.6	$307.3	$50.5
SunBelt and OxyVinyls equity income	(107.0)	(40.8)	(32.5)	(29.7)	(23.1)	(20.9)	—
Special items in operating income	(39.1)	47.8	396.2	(48.7)	(4.8)	(114.8)	2.7

Operating income adjusted	$87.5	$87.0	$72.3	$58.7	$146.7	$171.6	$53.2

Operating income adjusted as a percent of sales	3.3%	3.3%	2.6%	2.8%	5.6%	6.2%	6.9%

Calculation of Q2 TTM sales, operating income, equity income from SunBelt and OxyVinyl, special items in operating income, and operating income adjusted

	3Q10	4Q10	1Q11	2Q11	Q2TTM

Sales	$680.8	$617.8	$718.5	$768.8	$2,785.9

Operating income	$47.2	$29.8	$179.8	$50.5	$307.3
Equity income from SunBelt	(9.7)	(5.5)	(5.7)	—	(20.9)
Special items in operating income	5.5	4.2	(127.2)	2.7	(114.8)

Operating income adjusted	$43.0	$28.5	$46.9	$53.2	$171.6

Senior management uses free cash flow to assess our ability to service our debt. Below is a reconciliation of this non-GAAP financial measure to the most directly comparable measure calculated and presented in accordance with GAAP.

Reconciliation to Consolidated Statements of Cash Flows

	Three Months Ended June 30,		Six Months Ended June 30,
	2011	2010	2011	2010
Net cash provided (used) by operating activities	$30.5	$38.4	$(8.9)	$41.2
Net cash (used) provided by investing activities	(11.6)	(6.6)	93.5	(3.1)

Free cash flow	$18.9	$31.8	$84.6	$38.1

Senior management uses net debt as a measure of our financial position. Below is a reconciliation of this non-GAAP financial measure to the most directly comparable measure calculated and presented in accordance with GAAP.

Reconciliation to Condensed Consolidated Balance Sheets

	(Unaudited)
	June 30, 2011	December 31, 2010

Current portion of long-term debt	$22.9	$20.0
Long-term debt	410.0	432.9
SunBelt guarantee	—	42.7
Less cash and cash equivalents	(416.8)	(378.1)

Net debt	$16.1	$117.5